Exhibit 99-a

For Immediate Release

July 24, 2006

BellSouth Reports Second Quarter Earnings

•	Normalized earnings per share of 60 cents, up 18 percent
•	Expanding margins in Communications Group
•	Strong customer growth and record low churn at Cingular

ATLANTA – BellSouth Corporation (NYSE: BLS) announced second quarter 2006 earnings per share (EPS) from continuing operations of 49 cents, up 14.0 percent compared to the second quarter of 2005. Normalized EPS from continuing operations was 60 cents, a 17.6 percent increase compared to the second quarter of 2005. During the first six months of the year, BellSouth’s reported income from continuing operations has grown $200 million compared to the prior year while normalized net income for the first six months has expanded more than $300 million exceeding $2 billion. A list of normalizing items is provided in the table below.

“Three consecutive quarters of double-digit earnings growth reflects the strength of our broadband and wireless businesses,” said Duane Ackerman, Chairman and Chief Executive Officer. “Continued revenue growth and our focus on cost management in the wireline business and increased profitability at Cingular demonstrate that we continue to successfully execute in the ever-changing communications market.”

Normalized Results from Continuing Operations

Normalized results from continuing operations include BellSouth’s 40 percent proportionate share of Cingular’s revenues and expenses that are recognized as equity earnings for purposes of GAAP reporting. Normalized results exclude the impact of significant nonoperational or nonrecurring items.

Normalized revenue growth of 3.4 percent was driven by growth across all operating segments of the business, resulting in normalized revenues of more than $8.8 billion for the second quarter of 2006. For the quarter, operating income before depreciation and amortization (OIBDA) exceeded $3.4 billion representing a 38.7 percent OIBDA margin. OIBDA margin improved 160 basis points year-over-year and 120 basis points sequentially. Normalized net income of $1.1 billion grew 15.1 percent compared to the second quarter of 2005 driven by improved profitability at both Cingular and Communications Group.

Reported Results from Continuing Operations

For the second quarter of 2006, BellSouth’s consolidated reported revenues from continuing operations were $5.2 billion, up 1.2 percent compared to the same quarter of 2005. Income from continuing operations was $887 million, up 11.6 percent compared to the same quarter of the previous year.

For the second quarter of 2006, operating free cash flow (defined as net cash provided by operating activities less capital expenditures) was $980 million. Capital expenditures for the quarter were $950 million, including approximately $130 million of incremental expenditures for Katrina restoration efforts.

Proposed Merger with AT&T

On March 5, 2006, BellSouth and AT&T announced an agreement to merge the two companies in a combination that will create a more effective and efficient provider of wireless, broadband, video, voice and data products.

On Friday, July 21, 2006, shareholders of both BellSouth and AT&T voted overwhelmingly to approve the merger agreement. The companies have made significant progress toward obtaining the regulatory approvals from the Department of Justice, the Federal Communications Commission and various state commissions. The merger is expected to close in the fall.

Communications Group

In the second quarter of 2006, Communications Group revenues were $4.7 billion, a 1.0 percent increase over the second quarter of 2005. Growth in the mass-market and stabilization in the large business customer segments contributed to the improved results. Revenue streams for broadband data and long distance in these segments outpaced declines in the traditional voice business. Communications Group operating margin improved significantly to 24.9 percent, an increase of 130 basis points year-over-year and sequentially as the Company continued to focus on cost controls and held revenues stable.

Network data revenues grew to $1.3 billion, a 10.0 percent increase over the second quarter of 2005. Retail data revenues growth of 18.7 percent year-over-year was driven by a 40.9 percent increase in retail DSL revenues and continued momentum from emerging retail data services indicative of market growth in IP broadband services.

At the end of the second quarter, BellSouth served nearly 3.3 million broadband DSL customers. The Company added 128,000 new customers during the second quarter and continued to improve the economic mix of customers. Today, more than 25 percent of BellSouth’s broadband customers subscribe to the Company’s premium service offerings -- FastAccess® DSL Xtreme and FastAccess® DSL Xtreme 6.0.

BellSouth ended the second quarter with nearly 7.5 million long distance customers and at quarter-end served more than 60 percent of its mass-market customer base with long distance. The Company added 120,000 long distance customers during the second quarter. Approximately 63,000 customers added DIRECTV® service to their BellSouth bundle, resulting in a total of 691,000 customers who have included DIRECTV® service in their communications packages.

As of June 30, 2006, total access lines were 19.3 million, down 460,000 compared to March 31, 2006. Residential access line loss in the second quarter reflects seasonal loss patterns, wireless substitution and competition from cable telephony providers. Retail residential access lines were down 251,000. Retail small business access line gains were nearly 25,000, offset by a 48,000 decline in retail large business access lines that was predominantly driven by the loss of a single customer. Wholesale lines resold by BellSouth competitors declined 181,000 compared to March 31, 2006.

Summary Impacts of Hurricane Katrina

During the second quarter of 2006, BellSouth recognized incremental expenses associated with Hurricane Katrina of $25 million, which is net of $20 million in insurance recoveries during the quarter. BellSouth also incurred approximately $130 million of incremental capital expenditures for Katrina restoration. Since the third quarter of 2005, BellSouth has incurred approximately $910 million for Katrina-related network restoration expense and capital spending. We expect a portion of the cost associated with the Hurricane Katrina recovery effort to be covered by insurance. While the exact amount has not been determined, our current estimate of the total amount of covered losses that will be covered by insurance, net of our deductible is approximately $250 million, of which $40 million has been recognized to date. The actual recovery will vary depending on the outcome of the insurance loss adjustment effort.

Cingular Wireless

Cingular Wireless, the nation’s largest wireless provider, was an important contributor to BellSouth’s earnings growth in the second quarter of 2006. Strong customer growth, record low churn, improving revenue trends, and successful merger integration activities drove Cingular’s margin expansion and net income growth.

Cingular added 1.5 million net new customers during the second quarter of 2006 and served a total of 57.3 million subscribers at the end of June. Postpaid customer additions were more than 1.0 million for the quarter, a 9.2 percent year-over-year improvement. Overall monthly subscriber churn for the quarter was a record-low 1.7 percent and postpaid churn was also the lowest-ever at 1.5 percent.

In the second quarter of 2006, Cingular's revenues were $9.2 billion, an improvement of 7.1 percent over the same quarter a year ago and up 2.7 percent sequentially. Average revenue per user (ARPU) improved sequentially in the quarter to $48.84, but declined 3.3 percent from the year-ago second quarter. The year-over-year decline in ARPU is primarily the result of the increase in the number of lower ARPU wholesale customers in Cingular’s base. Retail subscriber ARPU improved year-over-year on growth of data services. Data ARPU continued its growth trajectory in the second quarter of 2006, increasing 38.7 percent to $5.77 year-over-year and up 10.5 percent sequentially.

For the second quarter of 2006, normalized operating income before depreciation and amortization (OIBDA) margin was 32.6 percent, up 370 basis points compared to the second quarter of 2005. The Company’s steady margin improvement illustrates continued execution of merger integration activities and progress on network integration and system conversions. The continued decline in churn and strong gross and net customer additions are reflective of improving customer satisfaction. Customers are benefiting from improved network coverage and quality, promotional offers and devices and the capabilities of the growing 3G network.

Advertising & Publishing

For the seventh straight quarter, Advertising & Publishing grew revenues year-over-year reflecting continued growth in online advertising and growth in print advertising. Revenues were $547 million, up 3 percent compared to the same quarter of 2005. Operating margins were strong at 46.1 percent for the second quarter of 2006, flat compared to the same period in the prior year.

Normalizing Items

For the second quarter of 2006, the difference between reported (GAAP) EPS from continuing operations and normalized EPS is shown in the following table. Full income statement reconciliation is included in the attached exhibits.

2Q06
GAAP Diluted EPS – Income from continuing operations	$0.49

Wireless merger integration costs	$0.02
Wireless merger intangible amortization	$0.04
Hurricane Katrina-related expenses	$0.01
Severance	$0.02
AT&T Merger Costs	$0.01

Normalized Diluted EPS – Income from continuing operations(1)	$0.60

(1) May not sum due to rounding

Wireless merger integration costs – Represents BellSouth’s 40 percent share of wireless merger integration costs incurred in connection with the Cingular/AT&T Wireless merger. Integration costs include one-time cash outlays or specified non-cash charges, including accelerated depreciation, directly related to rationalization of the wireless network, sales distribution channels, the workforce, information technology systems and real estate.

Wireless merger intangible amortization – Represents BellSouth's 40 percent share of the non-cash amortization of intangibles, primarily customer lists that were created in Cingular's acquisition of AT&T Wireless.

Hurricane Katrina-related expenses – Represents incremental labor and material costs primarily related to service restoration and network repairs in BellSouth’s wireline business. These expenses have been reduced by partial insurance recoveries during the second quarter.

Severance – Represents the net severance-related costs recorded in the second quarter of 2006 associated with recently completed voluntary management workforce reductions.

AT&T Merger Costs – Represents specific deal-related costs directly associated with the pending merger with AT&T. Costs include legal and regulatory fees, costs of filing and printing the joint proxy and registration statement and expense associated with employee retention awards.

About BellSouth Corporation

BellSouth Corporation is a Fortune 500 communications company headquartered in Atlanta, Georgia. BellSouth has joint control and 40 percent ownership of Cingular Wireless, the nation's largest wireless voice and data provider with 57.3 million customers.

Backed by award-winning customer service, BellSouth offers the most comprehensive and innovative package of voice and data services available in the market. Through BellSouth Answers®, residential and small business customers can bundle their local and long distance service with dial-up and high-speed DSL Internet access, satellite television and Cingular® Wireless service. For businesses, BellSouth provides secure, reliable local and long distance voice and data networking solutions. BellSouth also offers print and online directory advertising through The Real Yellow Pages® and YELLOWPAGES.COM™ from BellSouth.

BellSouth believes that diversity and fostering an inclusive environment are critical in maintaining a competitive advantage in today's global marketplace. More information about BellSouth can be found at http://www.bellsouth.com.

Further information about BellSouth and Cingular’s second quarter earnings can be accessed at www.bellsouth.com/investor. The press release, financial statements and Investor News summarizing highlights of the quarter are available at www.bellsouth.com/investor starting today at 8 a.m. Eastern Time (ET).

BellSouth will host a conference call with investors today at 10 a.m. (ET).

Dial-in information for the conference call is as follows:

Domestic: 888-370-1863

International: 706-634-1735

The conference call will also be webcast live beginning at 10 a.m. (ET) on our Web site at www.bellsouth.com/investor. The webcast will be archived on our Web site.

A replay of the call will be available through July 31, 2006, and can be accessed by dialing:

Domestic: 800-642-1687 - Conference ID: 1384532

International: 706-645-9291 - Conference ID: 1384532

For More Information Contact:

Brent Fowler, Media Relations at 404-249-2839

BellSouth Investor Relations at 800-241-3419

In addition to historical information, this document may contain forward-looking statements regarding events and financial trends. Factors that could affect our future results and could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in markets where we operate or have material investments which would affect demand for our services; (ii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; (iii) higher than anticipated cash requirements for investments, new business initiatives and acquisitions; (iv) unfavorable regulatory actions and (v) those factors contained in the Company's periodic reports.

Factors that could prevent or delay completion of the proposed merger with AT&T, could affect the future results of the merged company and could cause the merged company’s actual results to differ from those expressed in the forward-looking statements include: (i) our and AT&T’s ability to obtain governmental approvals of the proposed merger on the proposed terms and contemplated schedule; (ii) the risk that the businesses of AT&T and BellSouth will not be integrated successfully or as quickly as expected; (iii) the risk that the cost savings and any other synergies from the merger, including any savings and other synergies relating to the resulting sole ownership of Cingular Wireless LLC, may not be fully realized or may take longer to realize than expected; (iv) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and (v) those factors contained in the preliminary proxy statement relating to the proposed merger filed with the SEC.

The forward-looking information in this document is given as of this date only, and BellSouth assumes no duty to update this information.

This document may also contain certain non-GAAP financial measures. The most directly comparable GAAP financial measures, and a full reconciliation of non-GAAP to GAAP financial information, are attached hereto and provided on the Company's investor relations web site, www.bellsouth.com/investor.

BellSouth Corporation
Consolidated Statements of Income - Reported Basis (unaudited)
(amounts in millions, except per share data)
Note to Readers: See Normalization Earnings Summary and Reconciliation to GAAP results on pages 3 and 4 for a summary of unusual items included in Reported Basis results.
						Year-to-Date
	2Q06	2Q05	Growth	1Q06	Growth	2006	2005	Growth

Operating Revenues
Communications group	$4,647	$4,598	1.1%	$4,653	-0.1%	$9,300	$9,191	1.2%
Advertising and publishing	543	527	3.0%	503	8.0%	1,046	1,015	3.1%
All other	16	17	-5.9%	15	6.7%	31	27	14.8%
Total Operating Revenues	5,206	5,142	1.2%	5,171	0.7%	10,377	10,233	1.4%
Operating Expenses
Cost of services and products	1,960	1,925	1.8%	2,109	-7.1%	4,069	3,845	5.8%
Selling, general, & administrative expenses	970	943	2.9%	931	4.2%	1,901	1,837	3.5%
Depreciation and amortization	898	916	-2.0%	893	0.6%	1,791	1,834	-2.3%
Provision for restructuring and asset impairments	73	8	*	(8)	*	65	15	*
Total Operating Expenses	3,901	3,792	2.9%	3,925	-0.6%	7,826	7,531	3.9%
Operating Income	1,305	1,350	-3.3%	1,246	4.7%	2,551	2,702	-5.6%
Interest Expense	279	285	-2.1%	279	0.0%	558	576	-3.1%
Other Income (Expense), net	280	124	125.8%	194	44.3%	474	100	*
Income from Continuing Operations before Income
Taxes	1,306	1,189	9.8%	1,161	12.5%	2,467	2,226	10.8%
Provision for Income Taxes	419	394	6.3%	377	11.1%	796	748	6.4%
Income from Continuing Operations	887	795	11.6%	784	13.1%	1,671	1,478	13.1%
Income (Loss) from Discontinued Operations, net of tax	-	-	*	-	*	-	381	*
Net Income	$887	$795	11.6%	$784	13.1%	$1,671	$1,859	-10.1%
Diluted:
Weighted Average Common Shares Outstanding	1,813	1,835	-1.2%	1,804	0.5%	1,809	1,835	-1.4%
Earnings Per Share:
Income from Continuing Operations	$0.49	$0.43	14.0%	$0.43	14.0%	$0.92	$0.81	13.6%
Income from Discontinued Operations	$0.00	$0.00	*	$0.00	*	$0.00	$0.21	*
Net Income[1]	$0.49	$0.43	14.0%	$0.43	14.0%	$0.92	$1.01	-8.9%
* - Not meaningful.
[1] Year-to-Date 2005 does not sum due to rounding.

Selected Financial and Operating Data

Operating income	$1,305	$1,350	-3.3%	$1,246	4.7%	$2,551	$2,702	-5.6%
Operating margin	25.1%	26.3%	-120 bps	24.1%	100 bps	24.6%	26.4%	-180 bps

Declared dividends per share	$0.29	$0.29	0.0%	$0.29	0.0%	$0.58	$0.56	3.6%

Capital expenditures excluding Hurricane Katrina	$821	$829	-1.0%	$945	-13.1%	$1,766	$1,579	11.8%
Total capital expenditures	$950	$829	14.6%	$1,081	-12.1%	$2,031	$1,579	28.6%

Common shares outstanding	1,812	1,832	-1.1%	1,807	0.3%
Book value per share	$13.56	$13.10	3.5%	$13.33	1.7%

BellSouth Corporation
Consolidated Statements of Income - Normalized Basis (unaudited)
(amounts in millions, except per share data)

Note to Readers: Our reported results, as shown on page 1, are prepared in accordance with generally accepted accounting principles (GAAP). The normalized results presented below exclude the impact of certain non-recurring or non-operating items, the details of which are provided on pages 3 and 4 of this release. In addition, the normalized results reflect our 40% proportionate share of Cingular's results, the presentation of which is not allowed under GAAP. Normalized results exclude discontinued operations from all periods. Certain reclassifications have been made to prior periods to conform to the current presentation.

						Year-to-Date
	2Q06	2Q05	Growth	1Q06	Growth	2006	2005	Growth

Operating Revenues
Communications group	$4,569	$4,537	0.7%	$4,574	-0.1%	$9,143	$9,058	0.9%
Wireless	3,687	3,443	7.1%	3,592	2.6%	7,279	6,735	8.1%
Advertising and publishing	543	527	3.0%	503	8.0%	1,046	1,015	3.1%
All other	16	16	0.0%	15	6.7%	31	26	19.2%
Total Operating Revenues	8,815	8,523	3.4%	8,684	1.5%	17,499	16,834	4.0%
Operating Expenses
Cost of services and products	3,360	3,268	2.8%	3,393	-1.0%	6,753	6,499	3.9%
Selling, general, & administrative expenses	2,047	2,097	-2.4%	2,037	0.5%	4,084	4,150	-1.6%
Depreciation and amortization	1,372	1,345	2.0%	1,354	1.3%	2,726	2,737	-0.4%
Total Operating Expenses	6,779	6,710	1.0%	6,784	-0.1%	13,563	13,386	1.3%
Operating Income	2,036	1,813	12.3%	1,900	7.2%	3,936	3,448	14.2%
Interest Expense	379	392	-3.3%	381	-0.5%	760	795	-4.4%
Other Income (Expense), net	31	58	-46.6%	23	34.8%	54	132	-59.1%
Income Before Income Taxes	1,688	1,479	14.1%	1,542	9.5%	3,230	2,785	16.0%
Provision for Income Taxes	606	539	12.4%	559	8.4%	1,165	1,027	13.4%
Net Income	$1,082	$940	15.1%	$983	10.1%	$2,065	$1,758	17.5%
Diluted:
Weighted Average Common Shares Outstanding	1,813	1,835	-1.2%	1,804	0.5%	1,809	1,835	-1.4%
Earnings Per Share	$0.60	$0.51	17.6%	$0.54	11.1%	$1.14	$0.96	18.8%
* - Not meaningful.

Selected Financial and Operating Data

Operating income	$2,036	$1,813	12.3%	$1,900	7.2%	$3,936	$3,448	14.2%
Operating margin	23.1%	21.3%	180 bps	21.9%	120 bps	22.5%	20.5%	200 bps

Declared dividends per share	$0.29	$0.29	0.0%	$0.29	0.0%	$0.58	$0.56	3.6%

Capital expenditures excluding Hurricane Katrina	$821	$829	-1.0%	$945	-13.1%	$1,766	$1,579	11.8%
Total capital expenditures	$950	$829	14.6%	$1,081	-12.1%	$2,031	$1,579	28.6%

Common shares outstanding	1,812	1,832	-1.1%	1,807	0.3%
Book value per share	$13.56	$13.10	3.5%	$13.33	1.7%
Total employees	61,284	62,524	-2.0%	62,979	-2.7%

BellSouth Corporation
Normalized Earnings Summary and Reconciliation to Reported Results
(amounts in millions, except per share data)
Second Quarter 2006				Normalizing Items
		Discon-	Contin-		Wireless	Wireless
		tinued	uing		Merger	Merger	Hurricane-
		Opera-	Opera-		Integration	Intangible	related		AT&T Merger
		tions	tions	Cingular	Costs	Amortization	Expenses	Severance	Costs
	GAAP	A	(GAAP-A)	B	C	D	E	G	H	Normalized

Operating Revenues	$5,206	$0	$5,206	$3,609	$0	$0	$0	$0	$0	$8,815
Operating Expenses	3,901	-	3,901	3,203	(65)	(135)	(25)	(73)	(27)	6,779
Operating Income	1,305	-	1,305	406	65	135	25	73	27	2,036
Interest Expense	279	-	279	100	-	-	-	-	-	379
Other Income (Expense), net	280	-	280	(249)	-	-	-	-	-	31
Income from Continuing Operations before Income Taxes	1,306	-	1,306	57	65	135	25	73	27	1,688
Provision for Income Taxes	419	-	419	57	27	55	10	28	10	606
Income from Continuing Operations	887	-	887	-	38	80	15	45	17	1,082
Income (Loss) from Discontinued Operations, net of tax	-	-	-	-	-	-	-	-	-	-
Net Income	$887	$0	$887	$0	$38	$80	$15	$45	$17	$1,082
Diluted Earnings Per Share *	$0.49	$0.00	$0.49	$0.00	$0.02	$0.04	$0.01	$0.02	$0.01	$0.60
* Normalized earnings per share for the second quarter 2006 does not sum due to rounding.

Year-to-Date 2006				Normalizing Items
		Discon-	Contin-		Wireless	Wireless
		tinued	uing		Merger	Merger	Hurricane-
		Opera-	Opera-		Integration	Intangible	related		AT&T Merger
		tions	tions	Cingular	Costs	Amortization	Expenses	Severance	Costs
	GAAP	A	(GAAP-A)	B	C	D	E	G	H	Normalized

Operating Revenues	$10,377	$0	$10,377	$7,122	$0	$0	$0	$0	$0	$17,499
Operating Expenses	7,826	-	7,826	6,393	(159)	(278)	(119)	(73)	(27)	13,563
Operating Income	2,551	-	2,551	729	159	278	119	73	27	3,936
Interest Expense	558	-	558	202	-	-	-	-	-	760
Other Income (Expense), net	474	-	474	(420)	-	-	-	-	-	54
Income from Continuing Operations before Income Taxes	2,467	-	2,467	107	159	278	119	73	27	3,230
Provision for Income Taxes	796	-	796	107	65	113	46	28	10	1,165
Income from Continuing Operations	1,671	-	1,671	-	94	165	73	45	17	2,065
Income (Loss) from Discontinued Operations, net of tax	-	-	-	-	-	-	-	-	-	-
Net Income	$1,671	$0	$1,671	$0	$94	$165	$73	$45	$17	$2,065
Diluted Earnings Per Share *	$0.92	$0.00	$0.92	$0.00	$0.05	$0.09	$0.04	$0.02	$0.01	$1.14
* Normalized earnings per share for year-to-date 2006 does not sum due to rounding.

BellSouth Corporation
Normalized Earnings Summary and Reconciliation to Reported Results
(amounts in millions, except per share data)

Second Quarter 2005				Normalizing Items
		Discon-	Contin-		Wireless	Wireless
		tinued	uing		Merger	Merger
		Opera-	Opera-		Integration	Intangible	Debt Exting.
		tions	tions	Cingular	Costs	Amortization	Costs
	GAAP	A	(GAAP-A)	B	C	D	F	Normalized

Operating Revenues	$5,142	$0	$5,142	$3,381	$0	$0	$0	$8,523
Operating Expenses	3,792	-	3,792	3,178	(81)	(179)	-	6,710
Operating Income	1,350	-	1,350	203	81	179	-	1,813
Interest Expense	285	-	285	107	-	-	-	392
Other Income (Expense), net	124	-	124	(86)	-	-	20	58
Income from Continuing Operations before Income Taxes	1,189	-	1,189	10	81	179	20	1,479
Provision for Income Taxes	394	-	394	10	39	88	8	539
Income from Continuing Operations	795	-	795	-	42	91	12	940
Income (Loss) from Discontinued Operations, net of tax	-	-	-	-	-	-	-	-
Net Income	$795	$0	$795	$0	$42	$91	$12	$940
Diluted Earnings Per Share	$0.43	($0.00)	$0.43	$0.00	$0.02	$0.05	$0.01	$0.51

Year-to-Date 2005				Normalizing Items
		Discon-	Contin-		Wireless	Wireless
		tinued	uing		Merger	Merger
		Opera-	Opera-		Integration	Intangible	Debt Exting.
		tions	tions	Cingular	Costs	Amortization	Costs
	GAAP	A	(GAAP-A)	B	C	D	F	Normalized

Operating Revenues	$10,233	$0	$10,233	$6,601	$0	$0	$0	$16,834
Operating Expenses	7,531	-	7,531	6,353	(123)	(375)	-	13,386
Operating Income	2,702	-	2,702	248	123	375	-	3,448
Interest Expense	576	-	576	219	-	-	-	795
Other Income (Expense), net	100	-	100	(10)	-	-	42	132
Income from Continuing Operations before Income Taxes	2,226	-	2,226	19	123	375	42	2,785
Provision for Income Taxes	748	-	748	19	60	184	16	1,027
Income from Continuing Operations	1,478	-	1,478	-	63	191	26	1,758
Income (Loss) from Discontinued Operations, net of tax	381	(381)	-	-	-	-	-	-
Net Income	$1,859	($381)	$1,478	$0	$63	$191	$26	$1,758
Diluted Earnings Per Share *	$1.01	($0.21)	$0.81	$0.00	$0.03	$0.10	$0.01	$0.96
* Normalized earnings per share for year-to-date 2005 does not sum due to rounding.

BellSouth Corporation
Notes to Normalized Financial and Operating Data (pages 3 and 4)
(amounts in millions, except per share data)

Our normalized earnings have been adjusted for the following:

(a)

Discontinued Operations - In March 2004, we announced our intention to sell our 10 Latin American properties. Accordingly, results of the Latin American operations are shown as Discontinued Operations and thus excluded from normalized results. The year-to-date 2005 results include an after-tax gain of $390 related to the final 2 properties that were closed in January.

(b)

The periods presented have been adjusted to include our 40% proportional share of Cingular Wireless' operating results, net of eliminations for amounts charged by other BellSouth companies to Cingular.

(c)

Wireless Merger Integration Costs – Represents BellSouth’s 40% share of wireless merger integration costs incurred in connection with the Cingular/AT&T Wireless merger. Integration costs include one-time cash outlays or specified non-cash charges, including accelerated depreciation, directly related to rationalization of the wireless network, sales distribution channels, the workforce, information technology systems and real estate.

(d)

Wireless Merger Intangible Amortization – Represents BellSouth’s 40% share of the non-cash amortization of intangibles, primarily customer lists, that were created in Cingular’s acquisition of AT&T Wireless.

(e)

Hurricane Katrina-related Expenses - Represents incremental labor and material costs primarily related to service restoration and network repairs in BellSouth's wireline business. These expenses have been reduced by partial insurance recoveries during the 1st and 2nd quarters of 2006.

(f)

Debt Extinguishment Costs - Represents one-time expenses associated with the early extinguishment of $400 of long-term debt in the 1st quarter of 2005 and one-time expenses associated with the early extinguishment of $300 of long-term debt in the 2nd quarter of 2005.

(g) Severance – Represents the net severance-related costs recorded in the 2nd quarter of 2006 associated with recently completed voluntary management workforce reductions.

(h)

AT&T Merger Costs – Represents specific deal-related costs directly associated with the pending merger with AT&T. Costs include legal and regulatory fees, costs of filing and printing the joint proxy and registration statement and expense associated with employee retention awards.

BellSouth Corporation
Consolidated Balance Sheets (unaudited)
(amounts in millions, except per share data)

	June 30,	Dec. 31,	Change vs.	March 31,	Change vs.
	2006	2005	Prior Year	2006	Prior Quarter

Assets
Current Assets:
Cash and cash equivalents	$259	$427	($168)	$247	$12
Short-term investments	483	-	483	54	429
Accounts receivable, net of allowance for uncollectibles of $274, $289 and $281	2,472	2,555	(83)	2,409	63
Material and supplies	408	385	23	412	(4)
Other current assets	932	842	90	982	(50)
Total Current Assets	4,554	4,209	345	4,104	450

Investment in and advances to Cingular Wireless	22,108	21,274	834	21,882	226
Property, plant and equipment, net	21,920	21,723	197	21,870	50
Other assets	8,250	7,814	436	8,199	51
Intangible assets, net	1,606	1,533	73	1,595	11
Total Assets	$58,438	$56,553	$1,885	$57,650	$788

Liabilities and Shareholders’ Equity
Current Liabilities:
Debt maturing within one year	$4,325	$4,109	$216	$4,408	($83)
Accounts payable	911	1,040	(129)	1,041	(130)
Other current liabilities	4,131	3,505	626	3,686	445
Total Current Liabilities	9,367	8,654	713	9,135	232

Long-Term Debt	13,047	13,079	(32)	13,062	(15)

Noncurrent Liabilities:
Deferred income taxes	6,713	6,607	106	6,727	(14)
Other noncurrent liabilities	4,740	4,679	61	4,641	99
Total Noncurrent Liabilities	11,453	11,286	167	11,368	85

Shareholders’ Equity:
Common stock, $1 par value	2,020	2,020	-	2,020	-
Paid-in capital	7,919	7,960	(41)	7,931	(12)
Retained earnings	20,965	20,383	582	20,612	353
Accumulated other comprehensive income	19	(14)	33	32	(13)
Shares held in trust and treasury	(6,352)	(6,815)	463	(6,510)	158
Total Shareholders’ Equity	24,571	23,534	1,037	24,085	486
Total Liabilities and Shareholders’ Equity	$58,438	$56,553	$1,885	$57,650	$788

BellSouth Corporation
Consolidated Statements of Cash Flows (unaudited)
(amounts in millions, except per share data)

				Year-To-Date
	2Q06	2Q05	1Q06	2006	2005

Cash Flows from Operating Activities:
Income from Continuing Operations	$887	$795	$784	$1,671	$1,478
Adjustments to income from continuing operations:
Depreciation and amortization	898	916	893	1,791	1,834
Provision for uncollectibles	60	80	87	147	165
Net losses (earnings) of equity affiliates	(213)	(68)	(139)	(352)	12
Deferred income taxes	(1)	162	59	58	117
Pension income	(131)	(133)	(130)	(261)	(266)
Stock-settled compensation expense	15	23	17	32	48
Loss on extinguishment of debt	-	20	-	-	42
Net change in:
Accounts receivable and other current assets	(76)	(79)	(79)	(155)	(163)
Accounts payable and other current liabilities	332	368	78	410	391
Deferred charges and other assets	26	(60)	(23)	3	(40)
Other liabilities and deferred credits	117	101	78	195	204
Other reconciling items, net	16	3	7	23	(2)
Net cash provided by operating activities	1,930	2,128	1,632	3,562	3,820

Cash Flows from Investing Activities:
Capital expenditures	(950)	(829)	(1,081)	(2,031)	(1,579)
Purchase of short-term investments	(797)	-	(308)	(1,105)	(12)
Proceeds from sale of short-term investments	368	-	254	622	28
Investments in debt and equity securities	(143)	(71)	(200)	(343)	(103)
Proceeds from sale of securities and operations	132	15	3	135	944
Net (advances to) repayments from Cingular	(11)	387	(466)	(477)	787
Other investing activities, net	(7)	(9)	(15)	(22)	(12)
Net cash provided by (used for) investing activities	(1,408)	(507)	(1,813)	(3,221)	53

Cash Flows from Financing Activities:
Net borrowings(repayments) of short-term debt	(80)	(556)	713	633	(1,630)
Repayments of long-term debt	(12)	(605)	(417)	(429)	(1,267)
Dividends paid	(525)	(494)	(521)	(1,046)	(988)
Purchase of treasury shares	(2)	(6)	(50)	(52)	(83)
Proceeds from issuing common stock	120	19	260	380	38
Other financing activities, net	(11)	(10)	16	5	(23)
Net cash provided by (used for) financing activities	(510)	(1,652)	1	(509)	(3,953)

Net Increase/(Decrease) in Cash from Continuing Operations	12	(31)	(180)	(168)	(80)
Net Increase/(Decrease) in Cash from Discontinued Operations	-	-	-	-	(115)
Net Increase/(Decrease) in Cash and Cash Equivalents	12	(31)	(180)	(168)	(195)
Cash and Cash Equivalents at Beginning of Period	247	516	427	427	680
Cash and Cash Equivalents at End of Period	$259	$485	$247	$259	$485

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Communications Group(1)

						Year-To-Date
	2Q06	2Q05	Growth	1Q06	Growth	2006	2005	Growth

Operating Revenues
Voice	$3,102	$3,155	-1.7%	$3,129	-0.9%	$6,231	$6,309	-1.2%
Data	1,282	1,165	10.0%	1,264	1.4%	2,546	2,325	9.5%
Other	289	305	-5.2%	286	1.0%	575	609	-5.6%
Total Operating Revenues	4,673	4,625	1.0%	4,679	-0.1%	9,352	9,243	1.2%
Operating Expenses
Cost of services and products	1,848	1,850	-0.1%	1,946	-5.0%	3,794	3,703	2.5%
Selling, general, & administrative expenses	771	775	-0.5%	742	3.9%	1,513	1,513	0.0%
Depreciation and amortization	890	910	-2.2%	886	0.5%	1,776	1,820	-2.4%
Total Operating Expenses	3,509	3,535	-0.7%	3,574	-1.8%	7,083	7,036	0.7%
Segment Operating Income	1,164	1,090	6.8%	1,105	5.3%	2,269	2,207	2.8%
Interest Expense	111	100	11.0%	107	3.7%	218	198	10.1%
Other Income (Expense), net	12	20	-40.0%	7	71.4%	19	31	-38.7%
Income Before Income Taxes	1,065	1,010	5.4%	1,005	6.0%	2,070	2,040	1.5%
Provision for Income Taxes	367	350	4.9%	351	4.6%	718	716	0.3%
Segment Net Income (1)	$698	$660	5.8%	$654	6.7%	$1,352	$1,324	2.1%
* - Not meaningful.

Selected Financial and Operating Data

(amounts in millions)
Segment operating income	$1,164	$1,090	6.8%	$1,105	5.3%	$2,269	$2,207	2.8%
Segment operating margin	24.9%	23.6%	130 bps	23.6%	130 bps	24.3%	23.9%	40 bps

DSL revenues	$400	$287	39.4%	$382	4.7%	$782	$580	34.8%
Long distance revenues	$645	$580	11.2%	$639	0.9%	$1,284	$1,158	10.9%

Switched Access MOUs	14,954	15,638	-4.4%	15,324	-2.4%	30,278	31,768	-4.7%
BSLD MOUs	6,548	6,301	3.9%	6,626	-1.2%	13,174	12,312	7.0%
Total Access minutes of use	21,502	21,939	-2.0%	21,950	-2.0%	43,452	44,080	-1.4%

Capital expenditures excluding Hurricane Katrina	$817	$826	-1.1%	$936	-12.7%	$1,753	$1,568	11.8%
Total capital expenditures	$946	$826	14.5%	$1,072	-11.8%	$2,018	$1,568	28.7%
(amounts in thousands)
Wholesale lines	1,906	2,666	-28.5%	2,087	-8.7%
DSL customers	3,273	2,473	32.3%	3,145	4.1%
LD customers	7,478	6,771	10.4%	7,358	1.6%

Consumer ARPU (3)	$62.81	$58.39	7.6%	$62.05	1.2%

BellSouth Corporation
Results by Segment (unaudited)
Supplemental Operating Data (in thousands)

Communications Group – Network Access Lines in Service Reported (a)

	2Q06	2Q05	Growth	1Q06	Growth
Access lines
Residence
Retail
Primary	11,022	11,595	-4.9%	11,231	-1.9%
Additional	1,089	1,257	-13.4%	1,131	-3.7%
Total Residence Retail	12,111	12,852	-5.8%	12,362	-2.0%
Residence Wholesale Voice Lines	1,251	1,840	-32.0%	1,392	-10.1%
Total Residence	13,362	14,692	-9.1%	13,754	-2.9%

Business
Business Retail	5,301	5,254	0.9%	5,327	-0.5%
Business Wholesale Voice Lines	590	758	-22.2%	629	-6.2%
Total Business	5,891	6,012	-2.0%	5,956	-1.1%

Other Retail/Wholesale Lines
Retail	21	28	-25.0%	23	-8.7%
Wholesale	65	68	-4.4%	66	-1.5%
Total Other Retail/Wholesale Lines	86	96	-10.4%	89	-3.4%

Total Access Lines in Service	19,339	20,800	-7.0%	19,799	-2.3%

ISDN line equivalents
Residence	6	7	-14.3%	6	0.0%
Business	1,420	1,421	-0.1%	1,456	-2.5%
Total ISDN Adjusted ALIS	20,765	22,228	-6.6%	21,261	-2.3%
Access Line Equivalents (b)
Selected digital data services:
Unbundled Loops	373	268	39.2%	340	9.7%
DS0 and ADSL	19,886	15,114	31.6%	19,124	4.0%
DS1	8,344	8,028	3.9%	8,225	1.4%
DS3 & higher	35,269	32,860	7.3%	35,077	0.5%
Total digital data lines in service	63,872	56,270	13.5%	62,766	1.8%

Total equivalent access lines in service	84,637	78,498	7.8%	84,027	0.7%
* - Not meaningful.
(a)	Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.
(b)

Access line equivalents represent a conversion of non-switched data circuits to a switched access line basis and is presented for comparability purposes. Equivalents are calculated by converting high-speed/high-capacity circuits to the equivalent of a switched access line based on transport capacity. While the revenues generated by access line equivalents have a directional relationship with these counts, revenue growth rates cannot be compared to line growth rates on an equivalent basis.

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Wireless Segment (1) (a)

						Year-To-Date
	2Q06	2Q05	Growth	1Q06	Growth	2006	2005	Growth

Operating Revenues
Service revenues (2)	$3,318	$3,087	7.5%	$3,202	3.6%	$6,520	$6,055	7.7%
Equipment and other revenues	369	356	3.7%	390	-5.4%	759	680	11.6%
Total Operating Revenues	3,687	3,443	7.1%	3,592	2.7%	7,279	6,735	8.1%
Operating Expenses
Cost of services and products	1,511	1,401	7.9%	1,452	4.1%	2,963	2,776	6.7%
Selling, general, & administrative expenses	1,097	1,151	-4.7%	1,119	-2.0%	2,216	2,310	-4.1%
Depreciation and amortization	473	429	10.3%	461	2.6%	934	903	3.4%
Total Operating Expenses	3,081	2,981	3.4%	3,032	1.6%	6,113	5,989	2.1%
Segment Operating Income	606	462	31.2%	560	8.2%	1,166	746	56.3%
Interest Expense	119	130	-8.5%	119	0.0%	238	265	-10.2%
Other Income (Expense), net	(15)	(4)	*	(12)	*	(27)	-	*
Income Before Income Taxes	472	328	43.9%	429	10.0%	901	481	87.3%
Provision for Income Taxes	196	160	22.5%	186	5.4%	382	246	55.3%
Segment Net Income (1)	$276	$168	64.3%	$243	13.6%	$519	$235	120.9%

Selected Financial and Operating Data

(amounts in millions, except customer data in thousands)
Segment operating income	$606	$462	31.2%	$560	8.2%	$1,166	$746	56.3%
Segment operating margin	16.4%	13.4%	300 bps	15.6%	80 bps	16.0%	11.1%	490 bps
Cellular/PCS Operating Metrics (100% Cingular)**:
Total Customers (7)	57,308	51,442	11.4%	55,810	2.7%	57,308	51,442	11.4%
Net Customer Additions (7)	1,498	952	57.4%	1,679	-10.8%	3,177	2,319	37.0%
M&A Activity, Partitioned Customers and/or Adjs (7)	0	140	*	(13)	*	(13)	(9)	-44.4%
Churn (8)	1.7%	2.2%	-50 bps	1.9%	-20 bps	1.8%	2.2%	-40 bps
Wireless Service ARPU (3)	$48.84	$50.51	-3.3%	$48.48	0.7%	$48.66	$50.06	-2.8%
Minutes of Use Per Subscriber (4)	741	692	7.2%	698	6.2%	720	661	9.0%
Licensed POPs (5)	296	294	0.7%	296	0.0%	296	294	0.7%
Penetration (6)	20.0%	18.0%	200 bps	19.8%	20 bps	20.0%	18.0%	200 bps
* - Not meaningful.

** - These metrics and calculations are not impacted by the normalization of wireless merger integration costs and wireless merger intangible amortization.

(a) The wireless segment is comprised of BellSouth’s 40% share of the reported results of Cingular Wireless.

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Advertising & Publishing (1)

						Year-To-Date
	2Q06	2Q05	Growth	1Q06	Growth	2006	2005	Growth

Operating Revenues
Advertising and publishing revenues	$494	$481	2.7%	$487	1.4%	$981	$956	2.6%
Commission revenues	53	50	6.0%	19	178.9%	72	66	9.1%
Total Operating Revenues	547	531	3.0%	506	8.1%	1,053	1,022	3.0%
Operating Expenses
Cost of services	97	99	-2.0%	93	4.3%	190	189	0.5%
Selling, general, & administrative expenses	191	180	6.1%	179	6.7%	370	343	7.9%
Depreciation and amortization	7	7	0.0%	8	-12.5%	15	14	7.1%
Total Operating Expenses	295	286	3.1%	280	5.4%	575	546	5.3%
Segment Operating Income	252	245	2.9%	226	11.5%	478	476	0.4%
Interest Expense	4	2	100.0%	5	-20.0%	9	5	80.0%
Other Income (Expense), net	(3)	1	*	(2)	-50.0%	(5)	-	*
Income Before Income Taxes	245	244	0.4%	219	11.9%	464	471	-1.5%
Provision for Income Taxes	89	90	-1.1%	79	12.7%	168	176	-4.5%
Segment Net Income (1)	$156	$154	1.3%	$140	11.4%	$296	$295	0.3%

Segment operating income	$252	$245	2.9%	$226	11.5%	$478	$476	0.4%
Segment operating margin	46.1%	46.1%	0 bps	44.7%	140 bps	45.4%	46.6%	-120 bps
* - Not meaningful.

BellSouth Corporation
Notes

(1)

Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Certain intersegment revenues are not eliminated for purposes of management reporting.

(2)	Wireless service revenues include activation fees, access, airtime, roaming, long distance and value added services. Roaming revenues are included on a gross basis for the Wireless segment.

(3)	Management uses average revenue per unit (ARPU) as an indicator of operating performance of the business.
Consumer ARPU is defined as consumer revenues during the period divided by average primary access lines during the period.

Wireless Service ARPU is defined as Cellular/PCS service revenues during the period divided by average Cellular/PCS subscribers during the period. This metric is used to compare the recurring revenue amounts being generated on our network to prior periods and internal targets. We believe that each of these metrics provides useful information concerning the performance of our initiatives to attract and retain high value customers and the use of our network.

(4)

Effective with the 1Q05 reporting period, the Total Minutes of Use per Cellular/PCS Subscriber (MOUs) definition has been revised to exclude Short Message Service (SMS) activity and include Local MOUs and Outcollect MOUs in the numerator.

(5)

Licensed POPs refers to the number of people residing in areas where Cingular and its partners have licenses to provide cellular or PCS service, including areas where Cingular has not yet commenced service. Licensed POPs have been restated in periods 4Q04 through 2Q05 due to a reconciliation of respective licenses.

(6)	Penetration calculation for 2Q06 is based on licensed “operational” POPs of 286 million.

(7)

Cellular/PCS customers include customers served through reseller agreements. Cingular revised its customer counts and related data for the 4Q04 through 2Q05 reporting periods to correct reporting of certain subscriber activity.

(8)

Cellular/PCS churn is calculated by dividing the aggregate number of Cellular/PCS customers who cancel service during each month in a period by the total number of Cellular/PCS customers at the beginning of each month in that period.

BellSouth Corporation
Non-GAAP Measures – Reconciliation (amounts in millions) (unaudited)
Segment Net Income Reconciliation to GAAP Net Income				Year-to-Date
	2Q06	2Q05	1Q06	2006	2005
Communications Group segment Net Income	$698	$660	$654	$1,352	$1,324
Wireless segment Net Income	276	168	243	519	235
Advertising and Publishing Group segment Net Income	156	154	140	296	295
Corporate, eliminations and other	(48)	(42)	(54)	(102)	(96)
Normalized Net Income	1,082	940	983	2,065	1,758
Add back Excluded non-recurring or non-operational items (a)	(195)	(145)	(199)	(394)	101
Consolidated GAAP Net Income	$887	$795	$784	$1,671	$1,859

Free Cash Flow				Year-to-Date
	2Q06	2Q05	1Q06	2006	2005
Net cash provided by Operating Activities	$1,930	$2,128	$1,632	$3,562	$3,820
Less Capital Expenditures	(950)	(829)	(1,081)	(2,031)	(1,579)
Operating Free Cash Flow	$980	$1,299	$551	$1,531	$2,241

Net Debt	June 30,	Dec. 31,	March 31,
	2006	2005	2006
Total Debt	$17,372	$17,188	$17,470
Less Cash	(259)	(427)	(247)
Net Debt	$17,113	$16,761	$17,223

Consolidated Normalized Operating Income before Depreciation and Amortization				Year-to-Date
	2Q06	2Q05	1Q06	2006	2005
Operating Revenues	$8,815	$8,523	$8,684	$17,499	$16,834
Operating Income	2,036	1,813	1,900	3,936	3,448
Add back Depreciation and Amortization	1,372	1,345	1,354	2,726	2,737
Operating Income before Depreciation and Amortization	$3,408	$3,158	$3,254	$6,662	$6,185
Margin	38.7%	37.1%	37.5%	38.1%	36.7%

Communications Group Operating Income before Depreciation and Amortization				Year-to-Date
	2Q06	2Q05	1Q06	2006	2005
Operating Revenues	$4,673	$4,625	$4,679	$9,352	$9,243
Operating Income	1,164	1,090	1,105	2,269	2,207
Add back Depreciation and Amortization	890	910	886	1,776	1,820
Operating Income before Depreciation and Amortization	$2,054	$2,000	$1,991	$4,045	$4,027
Margin	44.0%	43.2%	42.6%	43.3%	43.6%

Wireless Operating Income before Depreciation and Amortization				Year-to-Date
	2Q06	2Q05	1Q06	2006	2005
Service Revenues	$3,318	$3,087	$3,202	$6,520	$6,055
Equipment and Other Revenues	369	356	390	759	680
Operating Revenues	3,687	3,443	3,592	7,279	6,735
Operating Income	606	462	560	1,166	746
Operating Margin (Operating Income divided by Operating Revenues) (b)	16.4%	13.4%	15.6%	16.0%	11.1%
Add back Depreciation and Amortization	473	429	461	934	903
Operating Income before Depreciation and Amortization	$1,079	$891	$1,021	$2,100	$1,649
Margin (Operating Income before Depr & Amort divided by Service Revenues) (b)	32.6%	28.9%	31.9%	32.2%	27.2%

(a) See pages 3 and 4 for detail of excluded items.
(b) Margin calculations for our wireless segment represent 40% of Cingular’s margin calculations adjusted for related normalized items as presented on pages 3-4.

BellSouth Corporation
Cingular Amortization Reconciliation
(amounts in millions, except per share data)
Consolidated

	4Q04	2004	1Q05	2Q05	3Q05

Normalized D&A – as originally disclosed	$1,472	$4,868	$1,588	$1,524	$1,501
Wireless merger intangible amortization	($159)	($159)	($196)	($179)	($158)
Normalized D&A	$1,313	$4,709	$1,392	$1,345	$1,343

Normalized Operating Income – as originally disclosed	$1,270	$6,272	$1,439	$1,634	$1,659
Wireless merger intangible amortization	$159	$159	$196	$179	$158
Normalized Operating Income	$1,429	$6,431	$1,635	$1,813	$1,817

Normalized Operating Margin – as originally disclosed	16.0%	22.4%	17.3%	19.2%	19.5%
Wireless merger intangible amortization	2.0%	0.6%	2.4%	2.1%	1.9%
Normalized Operating Margin	18.0%	23.0%	19.7%	21.3%	21.4%

Normalized Earnings Per Share – as originally disclosed	$0.35	$1.83	$0.39	$0.46	$0.46
Wireless merger intangible amortization	$0.04	$0.04	$0.06	$0.05	$0.05
Normalized Earnings Per Share	$0.39	$1.87	$0.45	$0.51	$0.51

Wireless Segment

	4Q04	2004	1Q05	2Q05	3Q05

Normalized D&A – as originally disclosed	$556	$1,232	$670	$608	$579
Wireless merger intangible amortization	($159)	($159)	($196)	($179)	($158)
Normalized D&A	$397	$1,073	$474	$429	$421

Normalized Operating Income – as originally disclosed	$27	$736	$88	$283	$397
Wireless merger intangible amortization	$159	$159	$196	$179	$158
Normalized Operating Income	$186	$895	$284	$462	$555

Normalized Operating Margin – as originally disclosed	0.9%	9.4%	2.7%	8.2%	11.3%
Wireless merger intangible amortization	5.6%	2.0%	5.9%	5.2%	4.6%
Normalized Operating Margin	6.5%	11.4%	8.6%	13.4%	15.9%

Wireless merger intangible amortization – Represents BellSouth’s 40 percent share of the non-cash amortization of intangibles, primarily customer lists, that were created in Cingular’s acquisition of AT&T Wireless.